Exhibit 10 (eeee)

EXECUTION COPY

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Second Amendment”), dated as of August 13, 2007, is by and among Quaker Chemical Corporation, a Pennsylvania corporation (the “Company”), each of the Designated Borrowers party hereto, each of Lenders party hereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and ABN Amro Bank, N.V., as Syndication Agent. Capitalized terms used and not otherwise defined in this Second Amendment shall have the respective meanings ascribed to them in the Credit Agreement (as defined below).

WHEREAS, the parties hereto entered into that certain Credit Agreement dated as of October 14, 2005, as amended by the First Amendment to Credit Agreement dated as of October 6, 2006 (as the same may be modified and amended from time to time, including by the Second Amendment, the “Credit Agreement”); and

WHEREAS, the Company has requested, and the other parties hereto have agreed to amend certain provisions of the Credit Agreement on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Second Amendment, the Credit Agreement is hereby amended as follows, effective as of the Second Amendment Effective Date, except as otherwise expressly set forth herein:

(a) Section 1.01 of the Credit Agreement is amended by amending and restating the following definitions, to read in their entireties as follows:

“Alternative Currency” means each of Euro, Sterling, Peso, Canadian Dollar and each other currency (other than Dollars) that is approved in accordance with Section 1.05 (Additional Alternative Currencies).

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, plus the portion of rent expense that is treated as interest in accordance with GAAP as a result of the Permitted Sale and Leaseback Transaction being subject to a Lease Accounting Rules Change; (ii) the provision for Federal, state, local and foreign income taxes includable in Net Income for such period including, without limitation, Permitted Non-Cash Reversals; (iii) depreciation and amortization expense; (iv) non-cash charges in respect of any write down of assets taken in the ordinary course of business; (v) commencing on January 1, 2006, non-cash compensation expenses related to the application of financial accounting standard 123-R; and (vi) charges taken to Consolidated Net Income in an aggregate amount not to exceed $7,500,000 as a result of the Permitted Environmental Obligations; and minus (b) the following to the extent included in calculating such Consolidated Net Income: (x) Federal, state, local and foreign

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income tax credits of the Company and its Subsidiaries for such period and (y) non-cash items increasing Consolidated Net Income in respect of any write up of assets taken in the ordinary course of business; provided, however, that the Company shall treat as rent expense, and therefore reduce EBITDA by, the amount of any payment made or accrued during such period on account of the Permitted Sale and Leaseback Transaction, to the extent same is subject to a Lease Accounting Rules Change. Calculations of Consolidated EBITDA shall give effect, on a pro forma basis, to all Permitted Acquisitions and Dispositions permitted under this Agreement made during the quarter or year to which the required compliance relates, as if such Permitted Acquisition or Disposition had been consummated on the first day of the applicable period.

“Dutch Banking Act” means the Financial Supervision Act (Wet op het financieel toezicht), as the same may be amended from time to time.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one (1), two (2), three (3), six (6) or, if available by all Lenders, twelve (12) months thereafter, as selected by the Applicable Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Letter of Credit Sublimit” means an aggregate amount equal to $35,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Maturity Date” means August 10, 2012.

“Note” means an Amended and Restated Note, and “Notes” means, collectively, all or some of such Amended and Restated Notes.

“Permitted Acquisition” means any purchase of or investments in the capital stock or other equity or assets of any entity by any Borrower or any Subsidiary:

(a) provided that (i) the sum of the aggregate purchase price and the aggregate amount of all such acquisitions and investments made in any fiscal year, does not exceed $50,000,000, in the aggregate; and (ii) if after giving effect to such acquisitions and any related dispositions of assets purchased in connection therewith, the Borrower or Subsidiary is in compliance with Section 7.07 (Change in Nature of Business); provided further that the aggregate value of all "Unrelated Lines of Business" acquired and continuing to be held after the Closing Date pursuant to Permitted Acquisitions does not exceed the Material Amount; and

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(b) provided that no Default has occurred and is continuing; and

(c) which, after giving effect to such acquisition, including without limitation, recalculating the covenants set forth in Section 7.11 and 7.12 on a pro forma basis, including the stock or assets and concomitant liabilities then being acquired, the applicable Borrower will not be in default under any provision of any of the Credit Documents.

“Professional Market Party” means a professional market party as defined in the Financial Supervision Act (Wet op het financieel toezicht), as such definition is amended from time to time to include or exclude persons or entities.

“Swing Line Sublimit” means an aggregate amount equal to the lesser of (a) $20,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

(b) Section 1.01 of the Credit Agreement is further amended by adding the following additional definitions thereto, to read in their entireties as follows:

“Amended and Restated Note” means a promissory note made by a Borrower in favor of a Lender under any Loan made by such Lender to such Borrower, substantially in the form of Exhibit A to the Second Amendment, and “Amended and Restated Notes” means collectively, all or some of such Amended and Restated Notes.

“Canadian Dollar” and “C$” mean the lawful currency in Canada.

“Peso” means the lawful currency in Mexico.

“Permitted Environmental Obligations” means amounts required to be paid (including, without limitation, costs of litigation) on account of either a court-approved settlement or final judgment rendered against the Company and/or one or more of its Subsidiaries with respect to litigation currently pending in Superior Court, Orange County, California by the Orange County Water District against AC Products, Inc., a subsidiary of the Company, relating to a groundwater contamination claim.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of August 13, 2007, by and among, inter alia, the Company, the Designated Borrowers, the Lenders, and the Administrative Agent.

“Second Amendment Fees” means the following fees the Company is required to pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage: (i) a commitment fee in the amount of $50,000 (being 20 basis points on the amount of the increased Commitment) and (ii) an extension fee in the amount of $100,000 (being 10 basis points on the amount of Aggregate Commitments in place prior to the Second Amendment Effective Date), and such fees shall be due and payable on the Second Amendment Effective Date.

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“Second Amendment Documents” means the Second Amendment, the Notes and any other documents, agreements or instruments executed and delivered in connection therewith.

“Second Amendment Effective Date” has the meaning set forth in Section 2 of the Second Amendment.

(c) Section 1.01 of the Credit Agreement is further amended by deleting the following definitions thereto, in their entireties:

“Dutch Banking Act Exemption Regulation”

“Dutch Central Bank”

(d) Section 2.15(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests in the aggregate) not exceeding $50,000,000; provided that, (i) any such request for an increase shall be in a minimum amount of $5,000,000; and (ii) the Company may make a maximum of three (3) such requests. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).”

(e) Section 5.12 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws, except with respect to any non-compliance that reasonably could be expected to result in liability in excess of $1,500,000. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. Except where the failure to do so could not reasonably be expected to result in liability in excess of $1,500,000, the Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits (other than routine benefit claims), or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no Prohibited Transaction with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

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(c) Except where any of the following could not reasonably be expected to result in liability in excess of $1,500,000, (i) no ERISA Event has occurred and is continuing or to the best knowledge of the Company is reasonably expected to occur; (ii) no Pension Plan has any Accumulated Funding Deficiency; (iii) neither the Company nor any ERISA Affiliate has incurred, or to the best knowledge of the Company reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.”

(f) Section 6.03(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“of the occurrence of any ERISA Event in connection with which liability could reasonably be expected to exceed $1,500,000;”

(g) Section 6.04 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets in each case, to the extent such liabilities, assessments and charges or levies, individually or in the aggregate, are equal to or greater than $1,500,000, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property in each case, to the extent such claims, individually or in the aggregate, are equal to or greater than $1,500,000; and (c) all Indebtedness the outstanding principal balance of which, individually or in the aggregate, is equal to or greater than the Threshold Amount, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.”

(h) Section 7.01(l) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Liens not otherwise permitted by the foregoing clauses of this Section 7.01 securing obligations in an aggregate principal amount (including unmatured obligations) not to exceed $5,000,000 at any time outstanding.”

(i) Section 7.02(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

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“advances to officers, directors and employees of the Company and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes existing on the Closing Date and listed on Schedule 7.02(b), and any other advances to officers, directors and employees of the Company and its Subsidiaries for such purposes in an aggregate amount (excluding the advances listed on Schedule 7.02(b)) not to exceed $1,000,000 at any time outstanding;”

(j) Section 7.03(e) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Indebtedness in respect of capital leases, Synthetic Lease Obligations, and purchase money obligations for fixed or capital assets in an aggregate amount not to exceed $25,000,000 at any time outstanding;”

(k) Section 7.03(i) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“unsecured Indebtedness of the Borrowers in an aggregate principal amount (including amounts outstanding pursuant to Section 7.03(b) hereof) not to exceed $75,000,000 at any time outstanding; provided that, (x) the Indebtedness outstanding pursuant to Section 7.03(b) hereof and up to $30,000,000 in the aggregate of additional Indebtedness may have a maturity date on or before the Maturity Date; and (y) the balance of such Indebtedness (A) shall have a maturity date later than the Maturity Date and (B) is otherwise on terms reasonably acceptable to the Administrative Agent;”

(l) Section 7.03(j) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“additional Indebtedness of Subsidiaries in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;”

(m) Section 7.12 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Make or become legally obligated to make any Capital Expenditure (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and its Subsidiaries during each fiscal year, $20,000,000. To the extent any portion of the amount of permitted Capital Expenditures is not used in any fiscal year, such amount may be carried over to the next fiscal year, but in no event shall the aggregate amount of Capital Expenditures in any fiscal year, including such amount carried over, exceed $40,000,000. In addition to the foregoing, the Company or any Subsidiary may make Capital Expenditures with the proceeds from the asset sales under Section 7.05 (Dispositions) and insurance and condemnation events, for the purpose of replacing the related assets sold, lost or condemned.”

(n) Section 8.01(h) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

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“Judgments. Except for a judgment related to Permitted Environmental Obligation, there is entered against the Company or any Subsidiary (i) a final non-appealable judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) any applicable statutory period during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect under the laws of the applicable jurisdiction; or”

(o) Schedule 2.01 to the Credit Agreement is hereby deleted and replaced with Schedule 2.01 attached to the Second Amendment.

(p) Exhibit E to the Credit Agreement is hereby deleted and replaced with Exhibit E attached to the Second Amendment.

Section 2. Conditions of Effectiveness. This Second Amendment shall become effective as of the date (the “Second Amendment Effective Date”) when:

(a) the Administrative Agent shall have received (i) counterparts of this Second Amendment executed by each of the Borrowers, the Required Lenders and, acknowledged by the Administrative Agent and (ii) the Second Amendment Documents executed by the parties thereto;

(b) the Company shall have paid the Second Amendment Fees;

(c) the Administrative Agent shall have received a Secretary’s Certificate for each of the Borrowers: (i) attesting as to the incumbency of authorized officers; (ii) certifying that there have been no changes in the certificate of incorporation or bylaws of the Borrowers, since the date of the Secretary’s Certificate delivered in connection with the execution and delivery of the Credit Agreement; and (ii) attaching true and correct copies of (A) evidence of authorization of the Borrowers’ execution and full performance of this Second Amendment, the other Second Amendment Documents and all other documents and actions required hereunder; and (B) good standing certificates from the jurisdictions of incorporation of each of the Borrowers (or in the case of any Dutch Borrower, an extract from the commercial register showing the existence of such Dutch Borrower) certifying to the due organization and good standing of each of the Borrowers;

(d) the Administrative Agent shall have received a favorable opinion of Drinker Biddle & Reath LLP, counsel to the domestic Borrowers, and Baker & McKenzie, counsel to the Foreign Obligors in form and substance reasonably acceptable to Administrative Agent and its counsel and addressed to Administrative Agent and each Lender;

(e) the Company shall have paid all reasonable out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of counsel to the Administrative Agent invoiced to the Company in reasonable detail) incurred in connection with this Second Amendment and invoiced prior to the time the condition in clause (a) above is satisfied; and

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(f) no Default shall have occurred and be continuing, or would occur as a result of the transactions contemplated by this Second Amendment.

Section 3. Representations and Warranties of the Borrowers. Each of the Borrowers represents and warrants as follows:

(a) The execution, delivery and performance by each Borrower of the Second Amendment Documents, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) assuming each of the Lenders is a Professional Market Party, violate any Law. Each Borrower and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) The representations and warranties of (i) the Borrowers contained in Article V of the Credit Agreement and (ii) each Borrower contained in each other Loan Document, shall be true and correct in all material respects on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 (Financial Statements; No Material Adverse Effect; No Internal Control Event) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 (Financial Statements).

(c) The Second Amendment Documents, when delivered hereunder, will have been, duly executed and delivered by each Borrower. The Second Amendment Documents, when so delivered, will constitute, a legal, valid and binding obligation of such Borrower, enforceable against each Borrower in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, or other laws of general application affecting the rights of creditors generally or by general principles of equity.

(d) The execution, delivery and performance of the Second Amendment Documents by each Borrower does not require the obtaining of any consent under any material agreement or instrument by which any Borrower or its property may be bound.

(e) As of the Second Amendment Effective Date, after giving effect to this Second Amendment, no Default has occurred and is continuing.

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Section 4. Reference to and Effect on the Loan Documents.

(a) On and after the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Second Amendment Documents.

(b) Each Borrower hereby: (i) ratifies and affirms all the provisions of the Credit Agreement, as amended by the Second Amendment, and all the provisions of each of the other Loan Documents, as amended by the Second Amendment Documents; and (ii) agrees that the terms and conditions of the Credit Agreement, as amended by the Second Amendment and all of the other Loan Documents, as amended by the Second Amendment Documents, shall continue in full force and effect as supplemented and amended hereby.

(c) The execution, delivery and effectiveness of the Second Amendment Documents shall not, except as expressly set forth herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, or any right, power or remedy of the Administrative Agent or the Lenders under the Loan Documents; nor shall same be construed as or shall operate as a course of conduct or course of dealing among the parties.

(d) All terms and provisions of this Second Amendment shall be for the benefit of and be binding upon and enforceable by the respective successors and permitted assigns of the parties hereto.

Section 5. Execution in Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Second Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Second Amendment.

Section 6. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW IS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PRINCIPLES.

[Signature pages follow]

Exhibit 10 (eeee)

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first above written.

QUAKER CHEMICAL CORPORATION
(a Pennsylvania corporation)

By:	/s/ Mark A. Featherstone
Name:	Mark A. Featherstone
Title:	Vice President, CFO & Treasurer

By:	/s/ D. Jeffry Benoliel
Name:	D. Jeffry Benoliel
Title:	Vice President, Secretary & General Counsel

QUAKER CHEMICAL CORPORATION
(a Delaware corporation)

By:	/s/ Mark A. Featherstone
Name:	Mark A. Featherstone
Title:	Vice President, CFO & Treasurer

EPMAR CORPORATION

By:	/s/ Craig E. Bush
Name:	Craig E. Bush
Title:	Vice President

QUAKER CHEMICAL B.V.

By:	/s/ Mark A. Featherstone
Name:	Mark A. Featherstone
Title:	Attorney-in-Fact

QUAKER CHEMICAL EUROPE B.V.

By:	/s/ Mark A. Featherstone
Name:	Mark A. Featherstone
Title:	Attorney-in-Fact

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Michael Strigel
Name:	Michael Strigel
Title:	Vice President

(Signature Page to Second Amendment to Credit Agreement)

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BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Michael Strigel
Name:	Michael Strigel
Title:	Vice President

(Signature Page to Second Amendment to Credit Agreement)

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PNC BANK, N.A.

By:	/s/ Forrest B. Patterson, Jr.
Name:	Forrest B. Paterson, Jr.
Title:	Senior Vice President

(Signature Page to Second Amendment to Credit Agreement)

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CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Jonathan H. Sprogell
Name:	Jonathan H. Sprogell
Title:	Senior Vice President

(Signature Page to Second Amendment to Credit Agreement)

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NATIONAL CITY BANK

By:	/s/ Anne Marie F. Hughes
Name:	Anne Marie F. Hughes
Title:	Senior Vice President

(Signature Page to Second Amendment to Credit Agreement)

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ABN AMRO BANK N.V.

By:	/s/ George Dugan
Name:	George Dugan
Title:	Managing Director

By:	/s/ Patricia Christy
Name:	Patricia Christy
Title:	Director

(Signature Page to Second Amendment to Credit Agreement)

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SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$43,750,000	35%

ABN AMRO Bank N.V.	$31,250,000	25%

PNC Bank, N.A.	$18,750,000	15%

National City Bank	$18,750,000	15%

Citizens Bank of Pennsylvania	$12,500,000	10%

Total	$125,000,000	100%

Schedule 2.01-1

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EXHIBIT A

FORM OF AMENDED AND RESTATED NOTE

$	August , 2007

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                                          or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of October 14, 2005, as amended by the First Amendment to Credit Agreement dated as of October 6, 2006 and the Second Amendment to Credit Agreement dated of August     , 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Quaker Chemical Corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Committed Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

This Amended and Restated Note constitutes the amendment and restatement of that certain Note dated as of October 14, 2005, in the original principal amount of $                                         executed by Borrower in favor of Lender (the “Original Note”), and evidences all indebtedness previously advanced and unpaid under the Original Note. Nothing contained herein shall be deemed to constitute a novation, termination, waiver, release, satisfaction, accord or accord and satisfaction of the Original Note or any indebtedness evidenced thereby.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Exhibit A-1

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THIS AMENDED AND RESTATED NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

[APPLICABLE DESIGNATED BORROWERS]

By:

Name:

Title:

[COMPANY]

By:

Name:

Title:

Exhibit A-2

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LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit A-3

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EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee: [and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s): Quaker Chemical Corporation and the Designated Borrowers from time to time party to the Credit Agreement

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of October 14, 2005, among Quaker Chemical Corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

[1]	Select as applicable.

Exhibit E-1

Exhibit 10 (eeee)

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment for all Lenders*	Amount of Commitment Assigned*	Percentage Assigned of Commitment[2]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[7.	Trade Date: ] [3]

Effective Date:                             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit E-2

Exhibit 10 (eeee)

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
NAME OF ASSIGNEE]

By:
Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:][4]

QUAKER CHEMICAL CORPORATION

By:
Title:

[4]	To be added only if the consent of the Company and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

Exhibit E-3

Exhibit 10 (eeee)

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii)(A) it is a Professional Market Party, and (B) it is aware that a Dutch Borrower may be in breach of Dutch Laws and regulations if the representation and warranty under (iii)(A) were to be untrue, and (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Exhibit E-4

Exhibit 10 (eeee)

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania.

Exhibit E-5